UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2009

Date of Report (Date of earliest event reported)

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Cuisine Solutions, Inc.

(Exact name of registrant as specified in its charter)

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DE	001-32439	52-0948383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2800 Eisenhower Ave Suite 450, Alexandria, VA  22314

(Address of principal executive offices)(Zip Code)

703-270-2900

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Modification of a Material Definitive Agreement.

On June 4, 2009, Cuisine Solutions, Inc. (the “Company”) amended its  line of credit with Branch Banking and Trust Company (“BB&T”) with a total maximum borrowing amount of $7.5 million that was due to expire June 15, 2009.  The amendment extends the term of the loan agreement to June 10, 2010.  This line of credit bears an annual interest rate of LIBOR plus 2.25%, includes a maximum interest rate of 7.5% and a minimum borrowing rate of 3.75% and is secured by the Company’s accounts receivables and inventory.

The maximum borrowing amount available under the line of credit is subject to a borrowing base cap equal to the sum of 80% of eligible accounts receivable and the lower of 50% of eligible inventory or $3.0 million.  As of June 5, 2009, $0.00 was outstanding under the line of credit and $3,833,000 was available for borrowing.

The line of credit is used to fund the Company’s daily working capital needs and future business activities.

According to the terms of the Loan Agreement the Company is required to submit to BB&T a loan base report (“LBR”) within fifteen days after the close of each period.  The Company is also required to maintain a ratio of total indebtedness to tangible net worth not to exceed 2 to 1 and total tangible net worth plus subordinated debt of not less than $18 million, to be tested by BB&T on a quarterly basis. The Loan Agreement also contains a number of other usual and customary covenants that, among other things, limit the Company’s ability to incur additional debt, create liens, sell assets, make acquisitions or capital expenditures.

The Loan Agreement also contains customary events of default, subject to specified grace periods and materiality thresholds, including defaults based on nonpayment of amount due, breach of covenants, material inaccuracy of representations and warranties, events of bankruptcy and insolvency, material judgments, dissolution and liquidation and change in control.

The description of this line of credit is qualified in its entirety by reference to the Second Amendment to Loan and Security Agreement (the “Loan Agreement”) and Addendum to Promissory Note (the “Addendum” and, together with the Loan Agreement, the “Amendments”) which are filed as exhibits to this report, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Loan and Security Agreement
10.2	Addendum to Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
Date: June 9, 2009	By:	/s/ RONALD ZILKOWSKI
Ronald Zilkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Loan and Security Agreement
10.2	Addendum to Promissory Note